CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 of our report dated April 23, 2025 with respect to the consolidated financial statements of mF International Limited as of December 31, 2024 and for the year ended December 31, 2024, appearing in the Annual Report on Form 20-F for the fiscal year ended December 31, 2025.

/s/ Summit Group CPAs, P.C. (formerly known as “Yu Certified Public Accountant, P.C.”)

New York, New York
June 29, 2026